Exhibit 10

WAIVER AND

FIFTH AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This WAIVER AND FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), made and entered into as of July 8, 2013, is by and among The Dolan Company, a Delaware corporation (“Dolan”), as a Borrower and as the Borrowers’ Agent, the Subsidiaries of Dolan from time to time party to the Credit Agreement defined below (together with Dolan, the “Borrowers”), the Lenders from time to time party to the Credit Agreement, and U.S. Bank National Association, a national banking association (“USBNA”), as LC Issuer, Swing Line Lender and Administrative Agent.

RECITALS

A. The Borrowers’ Agent, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of December 6, 2010, as amended by the Omnibus Reaffirmation and Amendment Agreement dated January 31, 2011, the First Amendment to Third Amended and Restated Credit Agreement dated as of September 30, 2011, the Second Amendment to Third Amended and Restated Credit Agreement dated as of March 6, 2012, the Third Amendment to Third Amended and Restated Credit Agreement dated as of October 5, 2012, and the Fourth Amendment to Third Amended and Restated Credit Agreement dated as of January 22, 2013 (as further amended, supplemented or modified from time to time, the “Credit Agreement”).

B. The Borrowers have requested amendments to the Credit Agreement in order to allow certain of the Borrowers to enter into certain divestiture transactions, involving various business operations of certain of the Borrowers (the “Divestiture Transactions”).

C. The Lenders are willing to amend certain provisions of the Credit Agreement, in each case on and subject to the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

Section 2. Amendment. Subject only to the terms of Section 3, the Credit Agreement is hereby amended as follows:

2.1. New Definitions. The definitions of “Divestiture Transactions,” “Divestiture Side Letter,” “Financial Consultant,” “Fifth Amendment,” “Fifth Amendment Closing Date,” and “Pledged Notes,” are hereby added to Section 1.1 of the Credit Agreement, which reads as follows:

“Divestiture Transactions” shall mean sales of the assets or equity of Borrowers’ NDeX businesses substantially on the terms described in the Divestiture Side Letter.

“Divestiture Side Letter” shall mean that certain letter describing the Divestiture Transactions between the Administrative Agent and the Borrowers, and consented to by the Lenders, dated as of the Fifth Amendment Closing Date.

“Financial Consultant” shall have the meaning set forth in Section 9.6.

“Fifth Amendment”: The Waiver and Fifth Amendment to Third Amended and Restated Credit Agreement dated as of July 8, 2013, by and between the Borrowers, the Lenders party to the Credit Agreement, and the Administrative Agent.

“Fifth Amendment Closing Date”: July 8, 2013.

“Pledged Notes” shall mean those promissory notes pledged to the Administrative Agent and described in Divestiture Side Letter, including any promissory notes received by a Borrower as consideration for assets sold pursuant to the Divestiture Transactions.

2.2. Amended Definitions. The definitions of “Aggregate Revolving Commitment,” “Permitted Acquisitions” and “Revolving Commitment” in Section 1.1 of the Credit Agreement are amended in their entirety to read as follows:

“Aggregate Revolving Commitment”: The aggregate of the Revolving Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof. As of the Fifth Amendment Closing Date, the Aggregate Revolving Commitment is $60,000,000; provided, that from and after the Fifth Amendment Closing Date the maximum Dollar amount of Revolving Loans and LC Obligations at any time outstanding is capped at $40,000,000.

“Permitted Acquisitions”: None.

“Revolving Commitment”: For each Lender, the obligation of such Lender to make Revolving Loans to, and participate in Facility LCs issued upon the application of, the Borrowers in an aggregate amount not exceeding the amount set forth on Schedule 1 as its Revolving Commitment, as the same may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

2.3. Required Prepayments. Section 2.2 of the Credit Agreement is hereby amended by adding the following subsection after subsection (e):

(f) Within 2 Business Days following the receipt thereof, the Borrowers shall, at any time a Term Loan or Converted Term Loan is outstanding, prepay to the Administrative Agent for the benefit of the Lenders (i) one hundred percent (100%) of the cash proceeds of any Divestiture Transaction received by the Borrower (but excluding payments under continuing technology agreements), net of the actual cash expenses (including the cost of continuing technology services relating to sales of intellectual property) and taxes paid by any Borrower in connection with such sale, (ii) all payments received on any Pledged Note received by any Borrower, and (iii) all amounts received by any Borrower pursuant to the proceeding described in the Divestiture Side Letter. All prepayments under this Section 2.2(f) shall be applied pro rata first to the unpaid principal balance of the Term Loans and the Converted Term Loans in inverse chronological order of the maturities (and pro-rata among such maturities).

2.4. Swing Line Loans. Section 2.22 of the Credit Agreement is hereby deleted in its entirety.

2.5. Converted Term Loan Commitment. Section 2.23 of the Credit Agreement is hereby deleted in its entirety.

2.6. Increased Commitment. Section 2.24 of the Credit Agreement is hereby deleted in its entirety.

2.7. Financial Statements and Reports. Section 6.1 of the Credit Agreement is amended in its entirety to read as follows:

6.1. Financial Statements and Reports. The Borrowers’ Agent will furnish to the Administrative Agent, on behalf of the Lenders:

(a) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrowers, the consolidated financial statements of the Borrowers and their Subsidiaries consisting of at least statements of income, cash flow and changes in stockholders’ equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by McGladrey & Pullen, LLP or other independent certified public accountants of recognized national standing selected by the Borrowers and reasonably acceptable to the Administrative Agent, together with any management letters, management reports or other reasonably supplementary comments or reports to the Borrowers’ Agent or its board of directors furnished by such accountants; provided, however, that so long as the Borrowers are required to file reports on Form 10-K with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934,

as amended, the Borrowers shall be deemed to have fulfilled their obligations to furnish the Administrative Agent the financial statements, management letters, management reports or other supplementary comments or reports in respect of any fiscal year by furnishing to the Administrative Agent a copy of said report for such fiscal year by the date prescribed in this Section 6.1(a) provided, further, that the Borrowers shall be deemed to have made such delivery of such Form 10-K if it shall have timely made such Form 10-K available on “EDGAR” and on its home page on the internet (at the date of this Agreement located at: http//www.thedolancompany.com) (such availability thereof being referred to as “Electronic Delivery”); and provided, further, that the Borrowers’ Agent shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests delivery of such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.

(b) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of the Borrowers, unaudited consolidated statements of income for the Borrowers and their Subsidiaries for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, a consolidated balance sheet of the Borrowers as at the end of such quarter, setting forth in each case in comparative form figures for the corresponding period for the preceding fiscal year, together with an unaudited consolidated statement of cash flow for the Borrowers for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of the Borrowers’ Agent, on behalf of the Borrowers, stating that such financial statements present fairly the financial condition and cash flow of the Borrowers and their Subsidiaries and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements); provided, however, that so long as the Borrowers are required to file reports on Form 10-Q with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, the Borrowers shall be deemed to have fulfilled their obligations to furnish the Administrative Agent the financial statements, management letters, management reports or other supplementary comments or reports in respect of any fiscal quarter by furnishing to the Administrative Agent a copy of said report for such fiscal quarter by the date prescribed in this Section 6.1(b) provided, further, that the Borrowers shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made Electronic Delivery thereof; and provided, further, that the Borrowers’ Agent shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests delivery of such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.

(c) As soon as available and in any event within 30 days after the end of each month, unaudited consolidated statements of income for the Borrowers and their Subsidiaries for such month and for the period from the beginning of such fiscal year to the end of such month, a consolidated balance sheet of the Borrowers as at the end of such month, setting forth in each case in comparative form figures for the corresponding period for the preceding fiscal year, together with an unaudited consolidated statement of cash flow for the Borrowers for such month and for the period from the beginning of such fiscal year to the end of such month, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of the Borrowers’ Agent, on behalf of the Borrowers, stating that such financial statements present fairly the financial condition and cash flow of the Borrowers and their Subsidiaries and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements).

(d) Together with the financial statements delivered pursuant to Section 6.1(a) and (b), a Compliance Certificate in the form attached hereto as Exhibit A signed by the chief financial officer of the Borrowers’ Agent on behalf of the Borrowers demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with Sections 6.25, 6.26 and 6.27, as at the end of such period and stating that as at the end of such period there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrowers proposes to take with respect thereto.

(e) As soon as practical and in any event no later than the close of business on Wednesday of each week, an updated 13-week cash flow forecast of the Borrowers, for the current week and the following 12 weeks, together with a reconciliation of the actual cash flow of the Borrowers for the preceding week against the forecasted results, all in form and substance satisfactory to the Administrative Agent.

(f) As soon as practicable and in any event within the period commencing 60 days prior to and ending 90 days after the beginning of each fiscal year of the Borrowers, statements of forecasted consolidated and consolidating income for the Borrowers and their Subsidiaries for each fiscal quarter in such fiscal year and a forecasted consolidated balance sheet of the Borrowers and their Subsidiaries as at the end of such fiscal year, together with supporting assumptions, consistent with the financial statements for prior reporting periods, all in reasonable detail and reasonably satisfactory in scope to Required Lenders.

(g) Promptly upon any officer of any Borrower becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action Borrowers propose to take with respect thereto.

(h) Promptly upon any officer of any Borrower becoming aware of the occurrence of (i) any non-exempt Prohibited Transaction with respect to any Plan or any Controlled Group Plan, or (ii) except as could not reasonably be expected to result in a Material Adverse Effect, any Reportable Event with respect to any Plan or any Controlled Group Plan, such Borrower will give notice in writing to the Lenders specifying the nature thereof and what action such Borrower proposes to take with respect thereto. In addition, when received, a Borrower shall provide to the Lenders copies of any notice from the PBGC of its intention to terminate or have a trustee appointed for any Plan or, except as could not result in a Material Adverse Effect, any Controlled Group Plan.

(i) Promptly upon any officer of a Borrower becoming aware of any matter that has resulted or is reasonably likely to have a Material Adverse Effect, a notice from the Borrowers’ Agent describing the nature thereof and what action Borrowers propose to take with respect thereto.

(j) Promptly upon any officer of a Borrower becoming aware of (i) the commencement of any action, suit, investigation, proceeding or arbitration before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting a Borrower or any property of such Person, or to which a Borrower is a party (other than litigation where the insurance insures against the damages claimed and the insurer has assumed defense of the litigation without reservation) and in which an adverse determination or result could reasonably be expected to have a Material Adverse Effect; or (ii) any adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed by a Borrower which, if determined adversely to a Borrower would have a Material Adverse Effect, a notice from the Borrowers’ Agent describing the nature and status thereof and what action the Borrowers propose to take with respect thereto.

(k) Promptly upon the mailing or filing thereof, copies of each annual report, proxy or financial statement or other report or communication sent to any Borrower’s shareholders, and copies of all annual, regular, periodic and special reports and registration statements which any Borrower may file or be required to file with the Securities and Exchange Commission (or any successor thereto) under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (or any successor thereto), or any national securities exchange, and not otherwise required to be delivered to the Administrative Agent pursuant hereto provided, further, that the Borrowers shall be deemed to have made such delivery of such reports, proxies, financial statements and communications if it shall have timely made Electronic Delivery thereof; and provided, further, that the Borrowers’ Agent (i) shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests delivery of such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (ii) shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents.

(l) Promptly upon the receipt by any Borrower of any notices sent or received under or in connection with any Pledged Note, a notice describing the nature thereof.

(m) From time to time, such other information regarding the business, operation and financial condition of any Borrower or Subsidiary as any Lender may reasonably request.

2.8. Disposition of Assets. Section 6.13 of the Credit Agreement is hereby amended by adding the following subsection after subsection (g):

(h) Divestiture Transactions; provided, however, that such transactions shall be substantially on the terms set forth in the Divestiture Side Letter.

2.9. Restricted Payments. Section 6.18 of the Credit Agreement is hereby amended in its entirety to read as follows:

6.18. Restricted Payments. No Borrower or Subsidiary will make any Restricted Payments, other than, so long as no Default or Event of Default has occurred and is continuing nor would result therefrom, (a) payments made under Acquisition Services Agreements, (b) Restricted Payments made to repurchase Equity Interests of any Borrower owned by an officer, director, consultant or employee of any Borrower in connection with the termination of such officer’s, director’s, consultant’s or employee’s employment, provided the aggregate amount of such Restricted Payments under this Section 6.18(b) made by the Borrowers in any fiscal year does not exceed $1,000,000, (c) Restricted Payments made from one Borrower to another Borrower, (d) Restricted Payments consisting of dividends (including tax payments) payable to minority owners of a Subsidiary that is not a Wholly-Owned Subsidiary pursuant to the terms of the relevant constituent document, (e) Restricted Payments in the form of cash payments in lieu of the issuance of fractional shares upon conversion of any Permitted Convertible Debt, so long as the aggregate amount of such cash payments by the Borrowers in any fiscal year does not exceed $5,000, (f) Restricted Payments in the form of delivery of common stock of Dolan in connection with the conversion or settlement of any Permitted Convertible Debt, (g) payments made in satisfaction of Dolan’s obligations under Section 7.7 of the DiscoverReady LLC Agreement, as may be amended from time to time in accordance with the terms of this Agreement, or (h) Restricted Payments consisting of cash dividends payable to the holders of Preferred Stock, so long as (i) the dividend rate in respect of such Preferred Stock was approved in writing by the Administrative Agent on or prior to the issuance thereof, and (ii) the aggregate amount of such cash payments by the Borrowers in any fiscal year does not exceed $1,500,000.

2.10. Investments. Section 6.21 of the Credit Agreement is amended by deleting the word “and” at the end of subsection (i) thereof, deleting the period at the end of subsection (j) thereof and substituting “; and” therefor, and adding a new subsection (k) as follows:

(k) Pledged Notes.

2.11. Additional Covenants. Article VI of the Credit Agreement is amended by adding a new Section 6.31 to read in its entirety as follows:

Section 6.31. Maximum Capital Expenditures. The Borrowers and their Subsidiaries will not permit Capital Expenditures to exceed $4,000,000 for the period of June 1, 2013 through September 30, 2013.

2.12. Amendments. Section 8.3 of the Credit Agreement is hereby amended by deleting the word “or” at the end of subsection (e) thereof, deleting the period at the end of subsection (f) thereof and substituting “; or” therefor, and adding a new subsection (g) as follows:

(g) without the consent of all of the Lenders, increase the cap on the Aggregate Revolving Commitment set forth in the proviso at the end of the definition thereof to more than $42,500,000.

2.13. Expenses; Indemnification. Section 9.6 of the Credit Agreement is hereby amended by adding the following subsection after subsection (b):

(c) In addition to the foregoing, at any time after the Fifth Amendment Closing Date, the Administrative Agent, in its sole and absolute discretion, may retain, and Borrowers will cooperate with, a financial consultant (the “Financial Consultant”) to conduct a detailed review of the Borrowers’ financial statements, financial projections, existing business model, operations and long-term credit structure. The Borrowers shall be responsible for, and timely pay, all fees and reasonable out-of-pocket expenses and disbursements of the Financial Consultant.

2.14. Notices. Subsection (a)(ii) of Section 13.1 of the Credit Agreement is amended in its entirety to read as follows:

(ii) if to the Administrative Agent, addressed to the attention of James P. Cecil, Vice President, at the following address: U.S Bank National Association, BC-MN-H22A, 800 Nicollet Mall, Minneapolis, MN 55402, Phone: 612-303-4505, Fax: 612-303-4660;

2.15. Schedules. The Pricing Schedule and Schedule 1 to the Credit Agreement are deleted in their entirety and replaced with the Pricing Schedule and Schedule 1 attached hereto.

Section 3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to fulfillment of the following conditions precedent:

3.1. The Borrowers and all Lenders have executed and delivered this Amendment and the Divestiture Side Letter (or a consent thereto).

3.2. A certificate of the Secretary or Assistant Secretary (or other appropriate officer) of each Borrower dated as of the date hereof and certifying as to the following:

(a) a true and accurate copy of the resolutions or unanimous written consent of such Borrower authorizing the execution, delivery, and performance of this Amendment;

(b) the incumbency, names, titles, and signatures of the officers of such Person authorized to execute the Loan Documents (including this Amendment and the Divestiture Side Letter) to which such Borrower is a party and, as to the Borrowers’ Agent, to request Loans and the issuance of Letters of Credit;

(c) there has been no amendment to the articles of incorporation, certificate of formation, certificate of partnership or other equivalent documents of such Borrower since true and accurate copies of the same were last delivered to the Lenders, or specifying any changes; and

(d) the representations and warranties set forth in Section 5 of this Amendment are true and correct.

3.3. The Administrative Agent shall have received certified copies of all documents evidencing any necessary corporate action, consent or governmental or regulatory approval (if any) with respect to this Amendment.

3.4. All corporate and legal proceedings relating to the Borrowers and all instruments and agreements in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in scope, form and substance to the Administrative Agent, such documents where appropriate to be certified by proper corporate or governmental authorities.

3.5. The Administrative Agent shall have received from Dolan (a) an amendment fee in an amount equal to 0.10% of the Aggregate Commitments after giving effect to this Amendment, for obligation to the Lenders and (b) any fees due to the Administrative Agent and the Lenders pursuant to the terms of this Amendment to the Loan Documents. The fees described in this Section 3.5 shall be nonrefundable and fully earned when paid.

Section 4. Events of Default; Waiver. The Borrowers have informed the Administrative Agent and the Lenders that there may be a write down, impairment charge, or acceleration of amortization of goodwill or other intangible assets arising out of the Divestiture Transactions (the “Impairment Events”). As a result of the Impairment Events, the representation and warranty set forth in Section 5.6 of the Credit Agreement relating to a Material Adverse Effect may not be true and correct as of the Borrowing Date of any Credit Extension occurring after the date hereof with respect to a Substantial Portion of the Collateral under the Collateral Documents, consisting of the assets sold in the Divestiture Transactions or written down to give effect to the Divestiture Transactions. Upon the date on which this Amendment becomes effective, the Lenders shall waive any such Material Adverse Effect with respect to the assets sold in the Divestiture Transactions or written down to give effect to the Divestiture Transactions. The Lenders’ waiver is limited to the express terms hereof, and nothing herein shall be deemed a waiver or forbearance by the Lenders of any other Material Adverse Effect that may have occurred or may occur, or any other term, condition, representation or covenant applicable to the Borrowers under the Credit Agreement, this Amendment and any other Loan Document. NOTWITHSTANDING THE WAIVER SET FORTH IN THIS AMENDMENT, THE LENDERS REQUIRE STRICT COMPLIANCE BY THE BORROWERS AT ALL TIMES WITH ALL TERMS, CONDITIONS AND PROVISIONS OF THE CREDIT AGREEMENT (AS AMENDED BY THE AMENDMENT DOCUMENTS), THIS AMENDMENT AND ANY OTHER LOAN DOCUMENT.

Section 5. Representations, Warranties, Authority, No Adverse Claim.

5.1. Release of Claims. The Borrowers, for themselves and on behalf of their legal representatives, successors, and assigns, hereby (a) expressly waive, release, and relinquish the Administrative Agent and each of the Lenders from any and all claims, offsets, defenses, affirmative defenses, and counterclaims of any kind or nature whatsoever that the Borrowers have asserted, or might assert, against the Administrative Agent or the Lenders with respect to the Obligations, the Credit Agreement (including as amended by this Amendment), and any other Loan Document, in each case arising on or before the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof, and (b) expressly covenant and agree never to institute, cause to be instituted, or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the Administrative Agent or the Lenders by reason of or in connection with any of the foregoing matters, claims, or causes of action.

5.2. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement (other than as specifically set forth in Section 4 of this Amendment or the Divestiture Side Letter) or breach, default, or event of default under any Security Document or other document held by the Administrative Agent or the Lenders, whether or not known to the Administrative Agent or the Lenders and whether or not existing on the date of this Amendment.

5.3. Reassertion of Representations and Warranties, No Default. Each Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all material respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement and except for representations and warranties made as of a specific earlier date, which shall be true and correct in all material respects as of such earlier date, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by the Amendment Documents on such date that has not been waived by the Lenders.

5.4. Authority, No Conflict, No Consent Required. Each Borrower represents and warrants that such Borrower has the power and legal right and authority to enter into this Amendment, the Divestiture Side Letter and any other instrument or agreement executed by such Borrower in connection with this Amendment (the “Amendment Documents”) and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by such Borrower in connection herewith or therewith by proper corporate action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which such Borrower is a party or a signatory or a provision of such Borrower’s constituent documents or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to such Borrower or any of its property except, if any, in favor of the Lenders. Each Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by such Borrower of the Amendment Documents or other agreements and documents executed and delivered by such Borrower in connection therewith or the performance of obligations of such Borrower therein described, except for those which such Borrower has obtained or provided and as to which such Borrower has delivered certified copies of documents evidencing each such action to the Lenders.

5.5. No Adverse Claim. Each Borrower warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give such Borrower a basis to assert a defense, offset or counterclaim to any claim of the Lenders with respect to the Obligations.

Section 6. Limited Purpose Amendment. Notwithstanding anything contained herein, the Amendment (a) is a limited amendment, (b) is effective only with respect to the specific instance and the specific purpose for which it is given, (c) shall not be effective for any other purpose, and (d) does not constitute the basis for a waiver and, except as expressly set forth in Sections 2 and 4 of this Amendment and the Divestiture Side Letter, and subject to Section 3 of this Amendment, does not constitute an amendment of any of the provisions of the Credit Agreement. Except as expressly provided in Sections 2 and 4 of this Amendment and the Divestiture Side Letter, and subject to Section 3 of this Amendment, (i) all of the terms and conditions of the Credit Agreement remain in full force and effect and none of such terms and conditions are, or shall be construed as, otherwise amended or modified, and (ii) nothing in this Amendment shall constitute a waiver by the Lenders of any Default or Event of Default, or of any right, power or remedy available to the Lenders under the Credit Agreement or any other Loan Document, whether any such defaults, rights, powers or remedies presently exist or arise in the future.

Section 7. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Lenders and the Borrowers each acknowledge and affirm that the Credit Agreement, as amended by the Amendment Documents, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by the Amendment Documents, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by the Amendment Documents. Each Borrower confirms to the Lenders that the Obligations are and continue to be secured by the security interest granted by the Borrowers in favor of the Lenders under the Collateral Documents, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrowers under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrowers.

Section 8. Merger and Integration, Superseding Effect. This Amendment and the other Amendment Documents, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment and the other Amendment Documents, all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment and the other Amendment Documents shall control with respect to the specific subjects hereof and thereof.

Section 9. Severability. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 10. Successors. The Amendment Documents shall be binding upon the Borrowers and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrowers and the Lenders and the successors and assigns of the Lenders.

Section 11. Legal Expenses. As provided in Section 9.6 of the Credit Agreement, the Borrowers agree to pay or reimburse the Administrative Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses paid or incurred by the Administrative Agent, including filing and recording costs and fees, charges and disbursements of outside counsel to the Administrative Agent (determined on the basis of such counsel’s generally applicable rates, which may be higher than the rates such counsel charges the Administrative Agent in certain matters) and/or the allocated costs of in-house counsel.

Section 12. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 13. Counterparts. This Amendment and any other Amendment Document may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to the Amendment or any other Amendment Document may execute any such agreement by executing a counterpart of such agreement. Signature pages delivered by facsimile or other electronic transmission (including by email in .pdf format) shall be considered original signatures hereto, all of which shall be equally valid.

Section 14. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.

[The next page is the signature page.]

IN WITNESS WHEREOF, parties hereto have executed this Amendment as of the date first above written.

THE DOLAN COMPANY

By:	/s/ Vicki J. Duncomb
Name:	Vicki J. Duncomb
Title:	Chief Financial Officer

DAILY JOURNAL OF COMMERCE, INC. DAILY REPORTER PUBLISHING COMPANY DOLAN DLN LLC DOLAN PUBLISHING COMPANY DOLAN PUBLISHING FINANCE COMPANY NOPG, L.L.C.

By:	/s/ Scott J. Pollei
Name:	Scott J. Pollei
Title:	Vice President, CFO & Treasurer

DISCOVERREADY LLC

By:	/s/ Scott J. Pollei
Name:	Scott J. Pollei
Title:	Vice President, Secretary & Treasurer

AMERICAN PROCESSING COMPANY, LLC By: Dolan APC LLC, its Managing Member

By:	/s/ Scott J. Pollei
Name:	Scott J. Pollei
Title:	Vice President

[Signature Page 1 to Fifth Amendment to Third Amended and Restated Credit Agreement]

THE DAILY RECORD COMPANY, LLC

IDAHO BUSINESS REVIEW, LLC

THE JOURNAL RECORD PUBLISHING CO., LLC

LAWYER’S WEEKLY, LLC

LONG ISLAND BUSINESS NEWS, LLC

MISSOURI LAWYERS MEDIA, LLC

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Name:	Scott J. Pollei
Title:	Vice President

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By:	/s/ Scott J. Pollei
Name:	Scott J. Pollei
Title:	Vice President & Secretary

[Signature Page 2 to Fifth Amendment to Third Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender, as LC Issuer and as Administrative Agent

By:	/s/ James P. Cecil
Name:	James P. Cecil
Title:	Vice President

[Signature Page 3 to Fifth Amendment to Third Amended and Restated Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION
as a Lender and Syndication Agent

By:	/s/ Kristine Netjes
Name:	Kristine Netjes
Title:	Senior Vice President

[Signature Page 4 to Fifth Amendment to Third Amended and Restated Credit Agreement]

BANK OF THE WEST,
as a Lender

By:	/s/ Ole Koppang
Name:	Ole Koppang
Title:	Vice President

[Signature Page 5 to Fifth Amendment to Third Amended and Restated Credit Agreement]

ASSOCIATED BANK, N.A.,
as a Lender

By:	/s/ Alison Tregilgas
Name:	Alison Tregilgas
Title:	VP

[Signature Page 6 to Fifth Amendment to Third Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Philip M. Raby
Name:	Philip M. Raby
Title:	Senior Vice President

[Signature Page 7 to Fifth Amendment to Third Amended and Restated Credit Agreement]

COMERICA BANK,
as a Lender

By:	/s/ Sarah R. Miller
Name:	Sarah R. Miller
Title:	Vice President

[Signature Page 8 to Fifth Amendment to Third Amended and Restated Credit Agreement]

PRICING SCHEDULE

LOAN TYPE	APPLICABLE MARGIN
Eurocurrency Rate	5.50%
Base Rate	4.00%

FEE TYPE	APPLICABLE FEE RATE
Commitment Fee	0.65%